FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 26, 2025

Kuber Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26119	87-0629754
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1113, Tower 2, Lippo Centre

89 Queensway, Admiralty, Hong Kong

(Address of principal executive offices)

+852 3703 6155

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2025, Mr. Raymond Fu (“Mr. Fu”) tendered his resignation as Chief Financial Officer of Kuber Resources Corp. (the “Company”). Mr. Fu’s resignation was not the result of any dispute or disagreement with the Company or the Company’s board of directors on any matter relating to the operations, policies or practices of the Company. Mr. Fu remains the Chief Executive Officer, President, Secretary, Treasurer or the Company and a member of the board of directors.

After deliberation and an analysis of qualified internal candidates, the Board of Directors named Mr. Jiyong Li (“Mr. Li”) as the Company’s new Chief Financial Officer, effective May 26, 2025. There are no compensatory arrangements with Mr. Li in connection with his new role as Chief Financial Officer. Mr. Li has served as a member of the Board of Directors since November 27, 2023 and currently acts as Chief Executive Officer of the Company’s Chinese operations. Mr. Li graduated from the China University of Electronic Science and Technology. He is the also currently the chairman of the Wood Chain Network and an inventor of flame retardant and antibacterial technology. He is the Vice President of the Mergers and Acquisitions Branch of the Shenzhen Listed Companies Association.

There is no family relationship between Mr. Li and any of the Company’s directors or officers. There are no arrangements or understandings between Mr. Li and any other persons pursuant to which he will become the Company’s Chief Financial Officer.

Mr. Li is a shareholder in Storming Dragon Limited, the majority shareholder of the Company, and has an indirect beneficial interest in the shares owned by Storming Dragon Limited. Mr. Li also acts as the legal representative of Shenzhen Guangfeng High Performance Wood Products Technology Co., Ltd formerly Shenzhen Junfeng Wood Chain Network Technology Co., Ltd. and is a director and significant shareholder of Gongfa (Guangdong) New Material Technology Co. The information required by Item 404(a) of Regulation S-K was previously disclosed in the Company’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2025, and such information is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On May 28, 2025, the Company issued a press release disclosing the appointment of Mr. Li. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated May 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 29, 2025

Kuber Resources Corporation

/s/ Raymond Fu
By:	Raymond Fu
Title:	Chief Executive Officer